Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is entered into as of December 23, 2013 by and among the Common Unitholders set forth in Schedule C hereto (collectively, the “NGP Parties”) and Regency Energy Partners LP, a Delaware limited partnership (“Regency” and collectively, with the NGP Parties, the “Parties”). Certain capitalized and other terms used in this Agreement are defined in Schedule A hereto. Terms not otherwise defined shall have the meanings ascribed to such terms in the Contribution Agreement.

WHEREAS, the NGP Parties collectively beneficially own 51,386,169 common units representing limited partner interests in Eagle Rock Energy Partners LP, a Delaware limited partnership (the “Partnership”) (the “Existing Units”);

WHEREAS, Regency, Regal Midstream LLC, a Delaware limited liability company and a wholly owned subsidiary of Regency (“Regency Sub”) and the Partnership have entered into that certain Contribution Agreement dated as of the date hereof (the “Contribution Agreement”) pursuant to which the Partnership has agreed to contribute the Midstream Business (as defined in the Contribution Agreement) to Regency Sub; and

WHEREAS, as an inducement to and a condition to Regency’s willingness to enter into the Contribution Agreement, each of the NGP Parties has agreed to enter into this Agreement and vote its Securities (as defined herein) as described herein;

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I

VOTING AGREEMENT

1.1 Agreement to Vote Covered Securities.

(a) During the term of this Agreement, at the Unitholder Meeting and every other meeting of the unitholders of the Partnership that is called and at which action is to be taken with respect to approval of the Contribution Agreement, and at every adjournment or postponement thereof, and on every action or approval by written consent of unitholders of the Partnership with respect to approval of the Contribution Agreement, each NGP Party (solely in its capacity as a unitholder, and not in any other capacity such as an officer or director of the general partner of the Partnership) shall, vote its Securities in favor of (i) the approval and adoption of the Contribution Agreement and the transactions contemplated thereby, including the consummation of the Midstream Contribution and (ii) any related matter that must be approved by the holders of common units of the Partnership in order for the transactions contemplated by the Contribution Agreement to be consummated in accordance with the terms of the Contribution Agreement.

(b) During the term of this Agreement, each NGP Party (solely in its capacity as a unitholder, and not in any other capacity such as an officer or director of the general partner of

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the Partnership) agrees not to vote any of its Securities in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Alternative Proposal; (ii) reorganization, recapitalization, liquidation or winding-up of the Partnership or any other extraordinary transaction involving the Partnership; (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Contribution Agreement; or (iv) other matter in furtherance of any of the foregoing matters.

1.2 Other Voting Rights. Except as permitted by this Agreement, through the Expiration Time, each NGP Party will continue to hold, and shall have the right to exercise, all voting rights related to its Securities, subject to the Existing NGP Voting Agreement (defined below).

1.3 Grant of Irrevocable Proxy. Subject to Section 1.1, during the term of this Agreement, each NGP Party irrevocably appoints Regency and any designee of Regency, and each of them individually, as such NGP Party proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote at any meeting of unitholders of the Partnership at which any of the matters described in Section 1.1 are to be considered through the Expiration Time, with respect to its Securities as of the applicable record date, in each case solely to the extent and in the manner specified in Section 1.1; provided, however, that an NGP Party’s grant of the proxy contemplated by this Section 1.3 shall be effective if, and only if, such NGP Party has not delivered to the Secretary of the general partner of the Partnership, at least two (2) Business Days prior to the applicable meeting, a duly executed irrevocable proxy card directing that its Securities be voted in accordance with Section 1.1. This proxy, if it becomes effective, is given to secure the performance of the duties of each NGP Party under this Agreement, and its existence will not be deemed to relieve any NGP Party of its obligations under Section 1.1. This proxy shall expire and be deemed revoked automatically at the Expiration Time.

1.4 Existing NGP Voting Agreement. The Parties acknowledge that the provisions of that certain Voting Agreement entered into as of May 3, 2011, by and among NGP VIII and the Partnership (the “Existing NGP Voting Agreement”) have been waived solely to the extent necessary to permit NGP VIII to comply with the provisions of this Agreement pursuant to that certain letter agreement delivered by the Partnership to NGP VIII on the date hereof (the “Existing NGP Voting Agreement Waiver”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE NGP PARTIES

Each NGP Party, jointly and severally, represents and warrants to Regency that, as of the date hereof:

2.1 Organization. Such NGP Party is an entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated or constituted.

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2.2 Authorization. Such NGP Party has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

2.3 Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by such NGP Party and, assuming due authorization, execution and delivery hereof by Regency, constitutes a legal, valid and binding agreement of such NGP Party, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and general principles of equity).

2.4 No Conflict or Default. Except for the Existing Voting Agreement Waiver, no consent, approval, authorization or permit of, or declaration or registration with or notification to, any Governmental Authority or any other Person is necessary for the execution and delivery of this Agreement by such NGP Party, the consummation by such NGP Party of the transactions contemplated hereby or the compliance by such NGP Party with the provisions hereof. None of the execution, delivery or performance of this Agreement by such NGP Party, the consummation by it of the transactions contemplated hereby or compliance by it with any of the provisions hereof will (with or without notice or lapse of time or both) (a) result in a violation or breach of, or constitute a default (or give rise to any third party right of termination, cancellation, modification, acceleration or entitlement) under, any of the terms, conditions or provisions of any contract, including any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which such NGP Party is a party or by which it or any of its properties or assets (including the Securities) may be bound; (b) result in the creation of a Lien on any of such NGP Party’s assets or property (including the Securities), except as created pursuant to this Agreement; or (c) constitute a violation by such NGP Party of any applicable Law, in each case, except for such violations, breaches, defaults that would not, individually or in the aggregate, reasonably be expected to prevent or delay consummation of the Midstream Contribution and the other transactions contemplated by the Contribution Agreement and this Agreement or otherwise reasonably be expected to prevent or delay Regency from performing its obligations under this Agreement.

2.5 Ownership of Partnership Common Units. Except with respect to Transfers permitted by Section 4.1, such NGP Party is the owner of its Existing Units, all of which are owned free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of such units), other than pursuant to this Agreement. None of the Existing Units are subject to any voting trust or other agreement or arrangement with respect to the voting of such Existing Units, other than pursuant to this Agreement and the Existing NGP Voting Agreement.

2.6 Total Partnership Common Units. Except for its Securities as of the date hereof, such NGP Party does not beneficially own any (a) limited partner interests or voting securities of Partnership; (b) securities of Partnership convertible into or exchangeable for limited partner interests or voting securities of Partnership; or (c) options or other rights to acquire from Partnership any limited partner interests, voting securities or securities convertible into or exchangeable for limited partner interests or voting securities of Partnership.

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2.7 No Litigation. There is no suit, claim, action, proceeding, investigation or arbitration pending or, to the knowledge of such NGP Party, threatened against or affecting it, or its assets or property, at law or in equity before or by any Governmental Authority or any other Person that would reasonably be expected to impair the ability of such NGP Party to perform his or its obligations hereunder or consummate the transactions contemplated hereby. Such NGP Party is not subject to any outstanding order, writ, injunction, judgment, decree or arbitration ruling, settlement, award or other finding that would reasonably be expected to impair the ability of such NGP Party to perform its obligations hereunder or consummate the transactions contemplated hereby.

2.8 Reliance. Such NGP Party understands and acknowledges that Regency is entering into the Contribution Agreement in reliance upon its execution, delivery and performance of this Agreement.

2.9 Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Regency, any of the Midstream Entities or any of their respective Subsidiaries in respect of this Agreement based upon any arrangement or agreement made by such NGP Party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF REGENCY

Regency represents and warrants to the NGP Parties that:

3.1 Organization. Regency is a limited partnership duly organized, validly existing and in good standing under the applicable Laws of the State of Delaware.

3.2 Corporation Authorization. The execution, delivery and performance by Regency of this Agreement and the consummation by Regency of the transactions contemplated hereby are within the corporate powers of Regency and have been duly authorized by all necessary corporate action.

3.3 Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by Regency and, assuming due authorization, execution and delivery hereof by the NGP Parties, constitutes a legal, valid and binding agreement of Regency, enforceable against Regency in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and general principles of equity).

3.4 No Conflict or Default. No consent, approval, authorization or permit of, or declaration or registration with or notification to, any Governmental Authority or any other Person is necessary for the execution and delivery of this Agreement by it, the consummation by it of the transactions contemplated hereby or the compliance by it with the provisions hereof. None of the execution, delivery or performance of this Agreement by Regency, the consummation by it of the transactions contemplated hereby or compliance by it with any of the provisions hereof will (with or without notice or lapse of time or both) (a) result in a violation or breach of, or constitute a default (or give rise to any third party right of termination, cancellation, modification, acceleration or entitlement) under, any of the terms, conditions or provisions of

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any material contract to which it is a party or by which it or any of its properties or assets may be bound; (b) result in the creation of a Lien on any of its material assets or property, except as created pursuant to this Agreement; or (c) constitute a violation by it of any applicable Law, in each case, except for such violations, breaches, or defaults that would not, individually or in the aggregate, reasonably be expected to prevent or delay consummation of the Midstream Contribution and other than the transactions contemplated by the Contribution Agreement and this Agreement.

3.5 No Litigation. There is no suit, claim, action, proceeding, investigation or arbitration pending or, to its knowledge, threatened against or affecting it or its assets or property, at law or in equity before or by any Governmental Authority or any other Person that would reasonably be expected to impair its ability to perform its obligations hereunder or consummate the transaction contemplated hereby. It is not subject to any outstanding order, writ, injunction, judgment, decree or arbitration ruling, settlement, award or other finding that would reasonably be expected to impair its ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE IV

COVENANTS

4.1 Transfer Restrictions. Each NGP Party agrees not to, during the term of this Agreement, cause or permit any sale, transfer or other disposition (the “Transfer”) of any of its Securities to be effected. Subject to Section 4.2, no NGP Party shall not seek or solicit any Transfer. Each NGP Party agrees not to deposit (or permit the deposit of) any of its Securities in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of its obligations under this Agreement with respect to any Securities. This Section 4.1 shall not prohibit a Transfer of any NGP Party’s Securities to an Affiliate of such NGP Party; provided, however, that such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing to be bound by all of the terms of this Agreement by execution and delivery of a Joinder Agreement (which execution and delivery shall be deemed to be execution and delivery of this Agreement).

4.2 Alternative Proposals. Each NGP Party agrees (solely in such NGP Party’s capacity as a unitholder of the Partnership) that it shall not, and shall not authorize or permit any of its Representatives (to the extent acting on its behalf in its capacity as a unitholder of the Partnership) to, directly or indirectly, take any action with respect to any Alternative Proposal that the Partnership is prohibited from taking under Section 5.4 of the Contribution Agreement as in effect on the date of this Agreement.

4.3 Further Assurances. Regency and each NGP Party will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, to effect the covenants set forth in Article I hereof.

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ARTICLE V

MISCELLANEOUS

5.1 Directors and Officers. No Person executing this Agreement who is or becomes during the term of this Agreement a director or officer of the general partner of the Partnership shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require any NGP Party to attempt to) limit or restrict any NGP Party in its capacity as a director or officer of the general partner of the Partnership or any designee of any NGP Party who is a director or officer of the general partner of the Partnership from acting in such capacity or voting in such Person’s sole discretion on any matter (it being understood that this Agreement shall apply to each NGP Party solely in its capacity as a unitholder of the Partnership).

5.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Regency any direct or indirect ownership or incidence of ownership of or with respect to the Securities owned by any NGP Party. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to the NGP Parties, and Regency shall have no authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Partnership or exercise any power or authority to direct any of the NGP Parties in the voting of any of its Securities, except as otherwise expressly provided herein.

5.3 Publicity. Each NGP Party consents to and authorizes Regency and the Partnership to include and disclose in the Proxy Statement and in such other schedules, certificates, applications, agreements or documents, filed with the SEC or otherwise, as Regency and the Partnership reasonably determine to be necessary or appropriate in connection with the consummation of the Midstream Contribution and the transactions contemplated by the Contribution Agreement, such NGP Party’s identity and ownership of its Securities and the nature of such NGP Party’s commitments, arrangements and understandings pursuant to this Agreement. For the avoidance of doubt, nothing herein shall prohibit any NGP Party from filing an amendment to its Schedule 13D relating to the Partnership to reflect the execution and delivery of this Agreement and any other applicable agreement entered into in connection with the Contribution Agreement or the transactions contemplated thereby.

5.4 Notices. Any notice or other communication required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person; (b) upon confirmation of receipt when transmitted by an electronic transmission device (but only if followed by transmittal by national overnight courier or by hand for delivery on the next Business Day); or (c) on the next Business Day if transmitted by national overnight courier, in each addressed as follows: (i) if to any of the NGP Parties, to the address set forth below such NGP Party’s name on the signature pages hereto; and (ii) if to Regency, in accordance with Section 10.10 of the Contribution Agreement, or to such other Persons, addresses or facsimile numbers as may be designated in writing to the other party by the Person entitled to receive such communication as provided above.

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5.5 Amendments. Subject to the provisions of applicable Law, and except as otherwise provided in this Agreement, this Agreement may be amended, modified or supplemented only by a written instrument executed and delivered by all Parties.

5.6 Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Time.

5.7 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

5.8 Entire Agreement. This Agreement and the Exhibits hereto constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter of this Agreement.

5.9 Assignment. Neither this Agreement nor any of the rights, interests nor any of the rights, interests or obligations hereunder shall be assigned by the Parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other Parties, and any attempted or purported assignment without such consent shall be null and void; provided, however, that Regency may transfer or assign its rights, interests and obligations to any Affiliate of Regency. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

5.10 Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.11 Governing Law and Venue; Consent to Jurisdiction.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF, THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

(b) The Parties irrevocably submit to the exclusive personal jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims relating to such action, Proceeding or transactions shall be heard and determined in such a Delaware state or Federal court. The Parties consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over

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the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.4 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.11(c).

5.12 Facsimiles; Counterparts. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., pdf) shall be deemed binding for all purposes hereof, without delivery of an original signature page being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

5.13 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

5.14 Specific Performance. The Parties acknowledge and agree that each would be irreparably damaged in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any non-performance or breach of this Agreement by any Party could not be adequately compensated by money damages alone and that the Parties would not have any adequate remedy at law. In the event of any breach or threatened breach by any Party of any provisions contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such provisions, and (b) an injunction restraining such breach or threatened breach. Neither Party nor any other

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Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.14, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The Parties further agree that they shall not object to the granting of an injunctive relief on the basis that an adequate remedy at law may exist.

5.15 Other Definitional and Interpretative Provisions.

(a) The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article, Section or Exhibit, such reference shall be to an Article of, a Section of or an Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first referred to above.

MONTIERRA MINERALS & PRODUCTION, L.P.

By:	its general partner, Montierra Management LLC

By:	/s/ J.A. Mills
Name: J.A. Mills
Title: CEO

MONTIERRA MANAGEMENT LLC

By:	/s/ J.A. Mills
Name: J.A. Mills
Title: CEO

NATURAL GAS PARTNERS VII, L.P.

By:	its general partner, G.F.W. Energy VII, L.P.

By:	its general partner, GFW VII, L.L.C.

By:	/s/ William J. Quinn
Name: William J. Quinn
Title: Authorized Member

NATURAL GAS PARTNERS VIII, L.P.

By:	its general partner, G.F.W. Energy VIII, L.P.

By:	its general partner, GFW VIII, L.L.C.

By:	/s/ William J. Quinn
Name: William J. Quinn
Title: Authorized Member

Signature page to Voting and Support Agreement

NGP INCOME MANAGEMENT L.L.C.

By:	/s/ Tony R. Weber
Name: Tony R. Weber
Title: President

ERH NGP 7 SPV, LLC

By:	/s/ Tony R. Weber
Name: Tony R. Weber
Title: Authorized Person

ERH NGP 8 SPV, LLC

By:	/s/ Tony R. Weber
Name: Tony R. Weber
Title: Authorized Person

Address for notices:	c/o Natural Gas Partners
5221 N. O’Connor Blvd., Suite 1100
Irving, Texas 75039
Attn: Jesse Bomer
Facsimile:

Signature page to Voting and Support Agreement

REGENCY ENERGY PARTNERS LP

By:	Regency GP LP,
its general partner

By:	Regency GP LLC,
its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Chief Financial Officer and
Executive Vice President

Signature page to Voting and Support Agreement

Schedule A

(a) “Expiration Time” means the earliest to occur of (i) such date and time as the Contribution Agreement shall have been terminated for any reason; (ii) a Contributor Change in Recommendation in accordance with Section 5.4 of the Contribution Agreement; (iii) such date and time as the Closing of the Midstream Contribution shall become effective in accordance with the terms and provisions of the Contribution Agreement; (iv) 5:00 p.m. Dallas time on July 31, 2014; and (v) the effective date of any waiver, amendment or other modification of the Contribution Agreement that materially reduces the consideration payable to the Partnership or is otherwise materially adverse to the Common Unitholders.

(b) “Joinder Agreement” means a Joinder Agreement in the form attached hereto as Schedule B.

(c) “Securities” means, with respect to any NGP Party at any time, (i) its Existing Units and (ii) all additional securities of the Partnership of which such NGP Party acquires sole or shared voting power (including by way of unit dividend or distribution, split-up, recapitalization, combination, exchange of equity securities and the like) during the period from the date hereof through the Expiration Time.

Schedule B

JOINDER AGREEMENT

WHEREAS, each of Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), Regency Energy Partners LP, a Delaware limited partnership (“Regency”), and the NGP Parties named therein executed and delivered a Voting Agreement (“Voting Agreement”), dated as of December 23, 2013; and

WHEREAS, each NGP Party has agreed that it will not Transfer any of its Securities to any Affiliate unless and until such transferee has agreed in writing to be bound by the Voting Agreement by execution of a Joinder Agreement (which such execution shall be deemed, for all purposes, to be the execution of the Voting Agreement), with such transferee being deemed to be an NGP Party for purposes of the Voting Agreement;

WHEREAS, an NGP Party desires to Transfer Securities to the Person named on the signature page hereto (the “Transferee”);

WHEREAS, the Transferee acknowledges that such Securities are subject to the terms of the Voting Agreement, including the proxy granted thereunder; and

WHEREAS, the Transferee desires to be bound by the terms of the Voting Agreement as an NGP Party.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Voting Agreement.

NOW, THEREFORE, the Transferee hereby agrees for the benefit of Regency, as follows:

1. Joinder. The Transferee hereby acknowledges that it has received and reviewed a copy of the Voting Agreement and all other documents it deems fit to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees (i) to join and become a party to the Voting Agreement by execution of this Joinder Agreement; (ii) to be bound by all covenants, agreements, representations, warranties, indemnities and acknowledgments attributable to an NGP Party as if made by, and with respect to, such Transferee; (iii) to perform all obligations and duties required and be entitled to all the benefits of the NGP Parties under the Voting Agreement; and (iv) that any of its Securities Beneficially Owned by the Transferee shall be subject to the terms and conditions of the Voting Agreement, including the proxy granted thereunder.

2. Representations and Warranties and Agreements of the Transferee. Each of the undersigned hereby represents and warrants to and agrees with Regency that it has all requisite power and authority to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transaction contemplated hereby and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against the Transferee in accordance with its terms.

3. Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or via facsimile), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

4. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Transferee and Regency.

5. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

6. Governing Law. This Joinder Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of Delaware, without regard to the conflict of law principles thereof. Any suit, action or proceeding arising out of or relating to this Joinder Agreement shall only be instituted in the Delaware Chancery Court, and if such court should decline jurisdiction, then in the Federal courts within the State of Delaware. Each party agrees to the personal jurisdiction in any action brought in any court within the State of Delaware having subject matter jurisdiction over the matters arising under this Joinder Agreement. Each party waives any objection which it may have now or hereafter to the laying of the venue of such action or proceeding and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The parties unconditionally waive any right to trial by jury in any such suit, action or proceeding.

IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first written above.

TRANSFEREE:

By:
Name:

Accepted and Acknowledged:

REGENCY ENERGY PARTNERS LP

By:	Regency GP LP,
its general partner

By:	Regency GP LLC,
its general partner

By:
Name:
Title:

Schedule C

NGP Parties

Montierra Minerals & Production, L.P.

Montierra Management LLC

Natural Gas Partners VII, L.P.

Natural Gas Partners VIII, L.P.

NGP Income Management, L.L.C.

ERH NGP 7 SPV, LLC

ERH NGP 8 SPV, LLC